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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-106761

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 17, 2003

$215,000,000

K. Hovnanian Enterprises, Inc.

6 1/2% Senior Notes due 2014
guaranteed by

Hovnanian Enterprises, Inc.

        We will pay interest on the notes each January 15 and July 15. The first interest payment will be made on January 15, 2004. The notes will mature on January 15, 2014. We may redeem the notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption, if any, plus a "Make-Whole Amount" set forth in this prospectus supplement. There is no sinking fund for, or mandatory redemption of, the notes.

        The notes will be the Issuer's unsecured senior obligations and will rank equally with all of its unsecured senior indebtedness. The obligations under the notes will be fully and unconditionally guaranteed by the Issuer's parent company, Hovnanian Enterprises, Inc., and most of its restricted subsidiaries.

        Investing in the notes involves risks. See "Risk Factors" on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to K. Hovnanian(1)
Per Note	100.00%	0.92%	99.08%
Total	$215,000,000	$1,978,000	$213,022,000
(1)
Plus accrued interest, if any, from November 3, 2003.

        Delivery of the notes in book-entry form only will be made on or about November 3, 2003.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book Runner and Joint Lead Manager

Credit Suisse First Boston

Joint Lead Manager

UBS Investment Bank

Banc of America Securities LLC
PNC Capital Markets, Inc.
Banc One Capital Markets, Inc.
Comerica Securities

The date of this prospectus supplement is October 20, 2003

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, K. Hovnanian is offering to sell $215.0 million in aggregate principal amount of 6 1/2% Senior Notes due 2014 (the "Notes") and the guarantees thereof using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of the Notes offering. The accompanying prospectus describes our business and gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus before making a decision to invest in the Notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        Except in the section under the caption "Description of Notes" and unless as the context otherwise requires, all references in this prospectus supplement to:

  •
  "Issuer" or "K. Hovnanian" are to K. Hovnanian Enterprises, Inc., a California corporation; and

  •
  "Hovnanian," "us," "we," "our" or "Company" are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian.

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data used throughout the prospectus and the documents incorporated by reference in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

ALTERNATIVE SETTLEMENT CYCLE

        We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the Notes (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains information about Hovnanian and the offering of the Notes. It does not contain all of the information that may be important to you in making a decision to purchase the Notes. For a more complete understanding of Hovnanian and the offering of the Notes, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the "Risk Factors" section and our financial statements and the notes to those statements incorporated by reference herein.

The Company

        We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (New Jersey, southern New York state, and eastern Pennsylvania), North Carolina, South Carolina, Metro D.C. (northern Maryland and Virginia), California, Arizona, Texas, Ohio, Michigan and West Virginia. We also sell homes for construction on lots owned by the purchasers in Ohio and western Pennsylvania. During the year ended October 31, 2002, we liquidated substantially all of our operations in the Mid-South. We market our homes to first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of homestyles in the United States at base prices ranging from $42,000 to $933,000 with an average sales price in fiscal 2002 of $279,000. As of July 31, 2003, we are offering homes for sale in 245 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 134,000 homes, including 9,514 homes in fiscal 2002. In addition, we provide financial services (mortgage loans and title insurance) to our homebuilding customers.

        Over the past few years, our strategies have included several initiatives to fundamentally transform our traditional practices used to design, build and sell homes and focus on "building better." We believe that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve our business and give us a clear advantage over our competitors. Our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiate ourselves from most of our competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes."

        Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August, 1983. K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian and reincorporated in California in October, 2002. K. Hovnanian functions as a financing company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries. K. Hovnanian has essentially no independent operations and generates no operating revenues. Both Hovnanian's executive offices and K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, their telephone number is (732) 747-7800 and their website address is www.khov.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

The Offering

Issuer	K. Hovnanian Enterprises, Inc.
Securities Offered	We are offering $215.0 million aggregate principal amount of 6 1/2% Senior Notes due 2014. The Notes will not be listed on any securities exchange.
Maturity Date	January 15, 2014.
Interest Payment Dates	Every January 15 and July 15, beginning January 15, 2004.
Optional Redemption
We may redeem the Notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of redemption, if any, plus a Make-Whole Amount. See "Description of Notes—Redemption."
Change of Control
Upon a change of control as described in the section "Description of Notes," you will have the right to require us to purchase some or all of your Notes at 101% of the principal amount, plus accrued and unpaid interest to the date of purchase. We can give no assurance that, upon such an event, we will have sufficient funds to purchase any of your Notes.
Guarantees
The guarantors are Hovnanian Enterprises, Inc., the parent corporation of the Issuer, and most of the parent's existing and future restricted subsidiaries. If the Issuer can not make payments on the Notes when they are due, the guarantors must make the payments instead. As of the date of this prospectus supplement, our title insurance and home mortgage subsidiaries and certain joint ventures, as well as certain homebuilding subsidiaries which are not material to our operations, are not guarantors or restricted subsidiaries.
Ranking
These Notes are general obligations and will not be secured by any collateral. Your right to payment under these Notes will be:
• junior to the rights of secured creditors to the extent of their security in our assets;
• equal with the rights of creditors under other unsecured senior debt, including our revolving credit facility and term loan facility; and
• senior to the rights of creditors under the debt that is expressly subordinated to these Notes.

The guarantee of the Notes of each of the guarantors will also not be secured by any collateral. Your right to payment under any guarantee will be:
• junior to the rights of secured creditors to the extent of their security in the guarantors' assets;
• equal with the rights of creditors under the guarantors' other unsecured senior debt; and
• senior to the rights of creditors under the guarantors' debt that is expressly subordinated to the guarantee.
See the section "Description of Notes—Ranking."

At July 31, 2003, assuming we had completed the offering at that date, the Issuer and the guarantors would have had approximately $1,049.4 million of debt (including the Notes) outstanding, of which $32.4 million would have been secured by certain real estate assets of the Company and the guarantors and $300.0 million of which would have been subordinated to the Notes.
Certain Covenants

We will issue the Notes under an indenture. The indenture will, among other things, restrict our ability and the ability of the guarantors to:
• borrow money;
• pay dividends on our common stock;
• repurchase our common stock;
• make investments in subsidiaries that are not restricted;
• sell certain assets;
• incur certain liens;
• merge with or into other companies; and
• enter into certain transactions with our affiliates.
For more details, see "Description of Notes—Certain Covenants."

If the Notes receive an investment grade rating by both Moody's and Standard & Poor's, then our obligation to comply with certain of the covenants will cease for so long as the Notes continue to be rated investment grade. See "Description of Notes—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade."
Use of Proceeds	We intend to use the net proceeds from the offering for general corporate purposes.

USE OF PROCEEDS

        The net proceeds to us from the sale of the Notes are estimated to be approximately $213.0 million. We intend to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION

        The following table sets forth our capitalization as of July 31, 2003 and on an as adjusted basis to give effect to the sale of the Notes and the application of the estimated net proceeds of the offering.

	As of July 31, 2003
	Actual	As Adjusted
	(In thousands)
Debt (1):
Revolving credit facility	$—	$—
Term loan facility	115,000	115,000
Nonrecourse land mortgages	29,173	29,173
Nonrecourse mortgages secured by operating property	3,177	3,177
9 1/8% Senior Notes due 2009	150,000	150,000
10 1/2% Senior Notes due 2007	137,800	137,800
8% Senior Notes due 2012	99,229	99,229
8 7/8% Senior Subordinated Notes due 2012	150,000	150,000
7 3/4% Senior Subordinated Notes due 2013	150,000	150,000
6 1/2% Senior Notes due 2014 offered hereby	—	215,000

Total debt	$834,379	$1,049,379

Stockholders' Equity:
Preferred Stock, $.01 par value; 100,000 shares authorized; none issued	—	—
Common Stock, Class A, $.01 par value; 87,000,000 shares authorized; 27,875,001 issued (including 5,342,599 held in treasury)	279	279
Common Stock, Class B, $.01 par value; 13,000,000 shares authorized; 7,772,342 issued (including 345,874 held in treasury)	78	78
Paid in capital	160,479	160,479
Retained Earnings	613,933	613,933
Treasury stock — at cost	(45,823)	(45,823)

Total stockholders' equity	728,946	728,946

Total capitalization	$1,563,325	$1,778,325

(1)
References to our consolidated debt in this prospectus supplement exclude debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.

RISK FACTORS

        Before making a decision to invest in the Notes, you should carefully consider the following:

  •
  the risk factors described below, those beginning on page 5 of the accompanying prospectus and those contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus; and

  •
  the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

        After completion of this offering, we will have a significant amount of indebtedness and we may incur additional indebtedness.

        At July 31, 2003, assuming we had completed the offering at that date, the Issuer and the guarantors would have had approximately $1,049.4 million of debt (including the Notes) outstanding. We and our subsidiaries may incur additional indebtedness in the future. Subject to certain conditions, the terms of the Indenture under which the Notes will be issued and our other existing debt instruments do not prohibit us or our subsidiaries from incurring additional indebtedness. If indebtedness is added to our current debt levels, the risks related to the Notes and our indebtedness generally that we and our subsidiaries now face could intensify.

The Notes are unsecured obligations.

        The Notes will not be secured by any of our assets and are and will be subordinated to any of our existing and future secured indebtedness. Accordingly, in the event of our bankruptcy, liquidation or any similar proceeding, holders of the Notes will be entitled to payment only after the holders of any of our secured indebtedness have been paid. As of July 31, 2003, assuming we had completed the offering of the Notes, we would have had approximately $32.4 million of secured indebtedness outstanding. Subject to certain limits in the Indenture under which the Notes will be issued and our other existing debt instruments, we will be able to incur additional secured obligations.

The Notes will be structurally junior to indebtedness of our non-guarantor subsidiaries.

        You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. At July 31, 2003, our non-guarantor subsidiaries had $143.7 million of outstanding liabilities, including trade payables. In addition, the indenture will, subject to certain limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Exercise of Change of Control Rights—We may not have the ability to raise funds necessary to finance any change of control offer required by the indenture.

        If a change of control occurs as described in the section "Description of Notes," under the heading "Certain Covenants," we would be required to offer to purchase your Notes at 101% of their principal amount together with all accrued and unpaid interest. If a purchase offer obligation arises under the indenture governing your series of Notes, a change of control will have also occurred under other indentures governing our debt. Our credit facilities currently provide that certain change of control events will constitute a default and could result in the acceleration of the indebtedeness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under the indentures for our debt, we may not have sufficient funds to pay the purchase price for all debt that we are required to repurchase or repay. After giving effect to the offering, we would not have sufficient funds available to purchase all of such outstanding debt.

An active trading market may not develop for the Notes.

        The Notes are a new issue of securities. There is no active public trading market for the Notes. We do not intend to apply for listing of the Notes on a security exchange. The liquidity of the trading market in the Notes and the market prices quoted for the Notes and may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for your Notes, you may not be able to sell your Notes, or, even if you can sell your Notes, you may not be able to sell them at an acceptable price.

DESCRIPTION OF NOTES

        The following description of notes replaces the section entitled "Description of Debt Securities" in the accompanying prospectus in its entirety with respect to the Notes offered hereby.

        In this section, references to the "Company" means Hovnanian Enterprises, Inc., a Delaware corporation, and does not include any of its subisidiaries or K. Hovnanian Enterprises, Inc. and references to the "Issuer," "us," "we" or "our" means K. Hovnanian Enterprises, Inc., a California corporation.

        The Notes will be issued under an indenture, to be dated as of November 3, 2003, among the Issuer, the Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture to be dated as of November 3, 2003 (as supplemented, the "Indenture"). The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and prospective purchasers of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

        This description of the Notes contains definitions of terms, including those defined under the caption "—Definitions of Certain Terms Used in the Indenture." Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

General

        The Notes will bear interest from November 3, 2003 at the rate per annum shown on the cover page of this prospectus supplement, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2004, to Holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding each such interest payment date. The Notes will mature on January 15, 2014, and will be issued in denominations of $1,000 and integral multiples thereof. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Indenture does not limit the maximum aggregate principal amount of securities that the Issuer may issue thereunder. The Issuer will issue an aggregate principal amount of $215.0 million of Notes in this offering. The Issuer may issue additional notes of the same series as the Notes offered hereby (the "Additional Notes") from time to time after this offering. The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture including, without limitation, waivers, amendments, redemption and offers to purchase. Any offering of Additional Notes under the Indenture is subject to the covenant described below under the caption "—Certain Covenants—Limitations on Indebtedness."

        The Notes will be guaranteed by the Company and each of the Guarantors (together, the "Guarantors") pursuant to the Guarantees (the "Guarantees") described below.

Ranking

        The Notes will be general unsecured obligations of the Issuer and rank senior in right of payment to all future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuer that is not so subordinated. Under specified circumstances, K. Hovnanian may be released from its obligations under the Notes and the Indenture. See "Condition for Release of K. Hovnanian." The Guarantees will be general unsecured obligations of the Guarantors and will rank senior in right of payment to all future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company and the Guarantors that is not so subordinated.

        Secured creditors of the Company, the Issuer and the other Guarantors have a claim on the assets which secure the obligations of the Company and the Guarantors to such creditors prior to claims of Holders of the Notes against those assets. At July 31, 2003, assuming we had completed this offering, the Issuer and the Guarantors would have had approximately $1,049.4 million (including the Notes) of Indebtedness outstanding, of which $32.4 million would have been secured by certain real estate assets of the Company and the Guarantors and $300.0 million of which would have been subordinated to the Notes.

The Guarantees

        The Company and each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of our obligations under the Notes, including our obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees will be general unsecured obligations of the Company and the Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

        The Indenture requires that each existing and future Restricted Subsidiary of the Company (other than KHL, Inc., the Issuer (for so long as it remains the Issuer) and K. Hovnanian Poland, sp.z.o.o.) be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.

        The Indenture will provide that if all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

        Upon the release of a guarantee by a Guarantor under all then outstanding Applicable Debt, at any time after the suspension of certain covenants as provided below under the caption "—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade," the Guarantee of such Guarantor under the Indenture will be released and discharged at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor; provided that the foregoing shall not apply to any release of any Guarantor done in contemplation of, or in connection with, any cessation of the Notes being rated Investment Grade. In the event that (1) any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (2) the Extinguished Covenants cease to be suspended as described under "—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade"

then any such released Guarantor and any other Restricted Subsidiary of the Company then existing (other than the Restricted Subsidiaries named in the second preceding paragraph) will Guarantee the Notes on the terms and conditions set forth in the Indenture.

        "Applicable Debt" means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market), including without limitation the Issuer's senior notes and senior subordinated notes outstanding on the Issue Date. For purposes of the above provision, Applicable Debt secured by a Lien on such Restricted Subsidiary's Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

        An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

        A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the "Limitations on Dispositions of Assets" covenant.

Redemption

        The Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days' notice at a redemption price equal to the sum of:

  (1)
  100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; plus

  (2)
  the Make-Whole Amount.

        The term "Make-Whole Amount" shall mean, in connection with any optional redemption of any Note, the excess, if any, of:

  (1)
  the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.5%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over

  (2)
  the principal amount of the Note being redeemed.

        "Treasury Rate" means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

        There is no sinking fund for, or mandatory redemption of, the Notes.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem appropriate and fair.

        No Notes of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

        The following is a summary of certain covenants that are contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture or their application is suspended as set forth under the caption "—Limitaion of Applicability of Certain Covenants if Notes Rated Investment Grade") so long as any of the Notes are outstanding or until the Notes are defeased pursuant to provisions described under "Defeasance of Indenture."

        Repurchase of Notes upon Change of Control.    In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

        On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

        The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

        With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Limitations on Mergers, Consolidations and Sales of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase Notes.

        None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

        The Indenture will require the payment of money for Notes or portions thereof validly tendered to and accepted for payment by the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the Indenture, a change of control will also have occurred under the indentures governing the Issuer's 8% Senior Notes due 2012, 8 7/8% Senior Subordinated Notes due 2012, 7 3/4% Senior Subordinated Notes due 2013, 10 1/2% Senior Notes due 2007 and 9 1/8% Senior Notes due 2009 and under the revolving credit facility and the term loan facility. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        Failure by the Issuer to purchase the Notes when required upon a Change of Control will result in an Event of Default with respect to the Notes.

        These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes which may be tendered to the Company upon the occurrence of a Change of Control.

        Limitations on Indebtedness.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

        Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

  (1)
  Permitted Indebtedness,

  (2)
  Refinancing Indebtedness,

  (3)
  Non-Recourse Indebtedness,

  (4)
  any Guarantee of Indebtedness represented by the Notes, and

  (5)
  any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

  (1)
  may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

  (2)
  may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

  (3)
  may elect to comply with such paragraphs (or definitions), as applicable, in any order.

        The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

        Limitations on Restricted Payments.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

  (2)
  immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitations on Indebtedness" covenant; and

  (3)
  immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

  (a)
  50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

  (c)
  in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

  (d)
  with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

    (e)
    $17 million, minus

    (f)
    the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through May 4, 1999.

        The foregoing clauses (2) and (3) will not prohibit:

    (A)
    the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

    (B)
    the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

    (C)
    the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

        For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

        In determining the "Fair Market Value of Property" for purposes of clause (3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

        Limitations on Transactions with Affiliates.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

        In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

  (1)
  with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

  (2)
  with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

        The Indenture will also provide that notwithstanding the foregoing, an Affiliate Transaction will not include:

  (1)
  any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

  (2)
  Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

  (3)
  any Restricted Payment otherwise permitted under the "Limitations on Restricted Payments" covenant,

  (4)
  any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

  (5)
  any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

  (6)
  issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

  (7)
  the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

        Limitations on Dispositions of Assets.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

  (a)
  the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

  (b)
  not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

        The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

        The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make an Offer to Purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

        Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (b) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

        Limitations on Liens.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

        Limitations on Restrictions Affecting Restricted Subsidiaries.    The Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (2)
  make loans or advances to the Company or any other Restricted Subsidiary, or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for:

    (a)
    encumbrances or restrictions existing under or by reason of applicable law,

    (b)
    contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

    (c)
    any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

    (d)
    any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

    (e)
    any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

    (f)
    reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

    (g)
    customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

    (h)
    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

    (i)
    encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

    (j)
    purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

    (k)
    Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

    (l)
    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

    (m)
    customary provisions of any franchise, distribution or similar agreements,

    (n)
    restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

    (o)
    any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

        Limitations on Mergers, Consolidations and Sales of Assets.    The Indenture will provide that neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

  (1)
  the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

  (3)
  immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant.

        The foregoing provisions shall not apply to:

    (a)
    a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above, or

    (b)
    a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

        Reports to Holders of Notes.    The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries' obligations to comply with the provisions of the Indenture described above under the caption "Certain Covenants" (except for the covenants described under "Repurchase of Notes upon Change of Control," "Limitation on Liens," "Limitations on Mergers, Consolidations and Sales of Assets" (other than clause (3) of the first paragraph thereof) and "Reports to Holders of Notes") will terminate (such terminated covenants, the "Extinguished Covenants") and cease to have any further effect from and after the first date when the Notes issued under the Indenture are rated Investment Grade; provided that if the Notes subsequently cease to be rated Investment Grade, then, from and after the time the Notes cease to be rated Investment Grade, the Company and its Restricted Subsidiaries' obligation to comply with the Extinguished Covenants shall be reinstated.

        In addition, following the achievement of such Investment Grade ratings, (1) the Guarantees of the Guarantors will be released at the time of the release of the guarantees under all outstanding Applicable Debt subject to the reinstatement of Guarantees if released Guarantors thereafter guarantee any Applicable Debt or the Notes cease to be rated Investment Grade and (2) no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor unless released Guarantors thereafter guarantee any Applicable Debt or the Notes cease to be rated Investment Grade, in each case as more fully described under the caption "—The Guarantees."

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will calculated as though the "Limitation on Restricted Payments" covenant has been in effect during the entire period after such date.

Condition for Release of K. Hovnanian

        The Indenture provides that the Issuer may be released from its obligations under the Indenture and the Notes, without the consent of the holders of the Notes, if (1) the Company or any successor to the Company has assumed the obligations of the Issuer under the Indenture and the Notes, (2) the Company delivers an opinion of counsel to the Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the release and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise and (3) the Issuer becomes a Guarantor of the Notes at such time, until such time, if any, as such Guarantee may be released as described above under the captions "—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade" and "—The Guarantees."

Events of Default

        The following are Events of Default under the Indenture:

  (1)
  the failure by the Company, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

  (2)
  the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

  (3)
  the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under "Certain Covenants—Repurchase of Notes upon Change of Control" and "Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets," which will constitute Events of Default with notice but without passage of time);

  (4)
  the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

  (5)
  the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

  (6)
  a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under Bankruptcy Law that:

  (a)
  is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

    (b)
    appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

    (c)
    orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days, or

  (9)
  any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

        A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to covenants described under "Certain Covenants—Repurchase of Notes upon Change of Control" and "—Limitations on Mergers, Consolidations and Sales of Assets") the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

        If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

        The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

        The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with the covenant entitled "Repurchase of Notes upon Change of Control") if the Trustee determines that withholding such notice is in the Holders' interest.

        The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the

Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

Defeasance of Indenture

        The Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantees, other than the obligation to pay interest on and the principal of the Notes and certain other obligations ("legal defeasance"), at any time by:

  (1)
  depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest, if any, on the Notes to their maturity or redemption, as the case may be, and the deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which the Company, the Issuer or the Guarantors is a party or by which it is bound, and

  (2)
  complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

        In addition, the Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Indenture with respect to certain covenants and events of default specified in the Indenture, and the Guarantors will be released ("covenant defeasance"), at any time by:

  (1)
  depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest, if any, on the Notes to their maturity or redemption, as the case may be, and

  (2)
  complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling, received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the Notes:

  •
  rights of registration of transfer and exchange of Notes;

  •
  rights of substitution of mutilated, defaced, destroyed, lost or stolen Notes;

  •
  rights of Holders of the Notes to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefor, but not upon acceleration;

  •
  rights, obligations, duties and immunities of the Trustee;

  •
  rights of Holders of Notes beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

  •
  obligations of the Company, the Issuer or the Guarantors to maintain an office or agency in respect of the Notes.

        The Company, the Issuer or the Guarantors may exercise the defeasance option with respect to the Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the Notes. If the Company, the Issuer or the Guarantors exercise the defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company, the Issuer or the Guarantors exercise the covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, then due on the Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and Exchange

        A Holder may transfer or exchange Notes only in accordance with the provisions of the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding and of holders of a majority in principal amount of any other series of notes issued under the indenture affected thereby, and future compliance with any provision of the Indenture or the Notes may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to comply with the "Limitations on Mergers, Consolidations and Sales of Assets" covenant set forth in the Indenture; to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee or a new trustee for a new series of notes; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture; to make any change that does not adversely affect the legal rights of any Holder; to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under the Indenture and the Notes; to establish the form or terms of a new series of securities; to add covenants or new events of default for the protection of the Holders of the Notes; to designate a bank or trust company other than the Trustee to act as trustee; or to modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding as of November 3, 2003.

        Without the consent of each Holder affected, the Company, the Issuer, the Guarantors and the Trustee may not:

  (1)
  reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

  (2)
  reduce the rate of or extend the time for payment of interest, including default interest, on any Note,

  (3)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under "Redemption" or with respect to mandatory offers to repurchase Notes described under "Limitations on Dispositions of Assets" or "Repurchase of Notes upon Change of Control,"

  (4)
  make any Note payable in money other than that stated in the Note,

  (5)
  make any change in the "Waivers of Defaults by Majority of Securityholders" or the "Proceedings by Securityholders" sections set forth in the Indenture,

  (6)
  modify the ranking or priority of the Notes or any Guarantee,

  (7)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

  (8)
  waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and our obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Governing Law

        The Indenture, the Notes and the Guarantees will be governed by the laws of the State of New York.

Definitions of Certain Terms Used in the Indenture

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

        "Affiliate" means, when used with reference to a specified Person any Person direct or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

        "Asset Acquisition" means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

        "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

  (1)
  a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

  (2)
  a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

  (3)
  a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

  (4)
  any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

  (5)
  any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to "Limitations on Mergers, Consolidation and Sales of Assets," or

  (6)
  dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

        "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

        "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means

  (1)
  U.S. dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

  (6)
  investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

        "Change of Control" means

  (1)
  any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

  (2)
  a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

  (3)
  Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

  (4)
  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

  (5)
  a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

        "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

        "Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

        "Consolidated Cash Flow Available for Fixed Charges" means, for any periods, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

  (1)
  income taxes,

  (2)
  Consolidated Interest Expense,

  (3)
  depreciation and amortization expenses and other non-cash charges to earnings and

  (4)
  interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

  (1)
  the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

  (2)
  any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired, and

  (3)
  the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

        Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

    (a)
    interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

    (b)
    notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Incurred" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

  (2)
  except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

  (3)
  the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

  (4)
  the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

  (5)
  any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

  (6)
  any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the "Limitations on Restricted Payments" covenant, clause (4)(b) above shall not be applicable.

        "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

        "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

        "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

        "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Credit Facilities" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

        "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

        "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "Certain Covenants—Repurchase of Notes upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to the provisions described under the caption "Certain Covenants—Repurchase of Notes upon Change of Control."

        "Event of Default" has the meaning set forth in "Events of Default."

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantee" means the guarantee of the Notes by the Company and each other Guarantor under the Indenture.

        "Guarantors" means (i) initially, the Company and each of the Company's Restricted Subsidiaries in existence on the Issue Date, other than the Issuer, KHL, Inc. and K. Hovnanian Poland, sp.z.o.o., and (ii) each of the Company's Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture, and their sucessors, in each case until released from its Gurantee pursuant to the Indenture.

        "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Subordinated Notes.

        "Indebtedness" of any Person means, without duplication,

    (1)
    any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

    (2)
    any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the "Limitations on Restricted Payments" covenant,

    (3)
    to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

    (4)
    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

        "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

        "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

        "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

        "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

        "Investment Grade" means, with respect to a debt rating of the Notes, a rating of Baa3 or higher by Moody's together with a rating of BBB- or higher by S&P or, in the event S&P or Moody's or both shall cease rating the Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

        "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

        "Issue Date" means November 3, 2003.

        "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

        "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

        "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

        "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

        "Net Cash Proceeds" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

        "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

        "Permitted Hovnanian Holders" means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

        "Permitted Indebtedness" means

    (1)
    Indebtedness under Credit Facilities which does not exceed $590 million principal amount outstanding at any one time;

    (2)
    Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

    (3)
    intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

    (4)
    Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

    (5)
    Purchase Money Indebtedness;

    (6)
    Capitalized Lease Obligations;

    (7)
    obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

    (8)
    Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

    (9)
    Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

    (10)
    Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $50 million aggregate principal amount outstanding at any one time.

        "Permitted Investment" means

    (1)
    Cash Equivalents;

    (2)
    any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

    (3)
    any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

    (4)
    Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

    (5)
    Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

    (6)
    any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

    (7)
    Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

    (8)
    Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

    (9)
    obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

    (10)
    Investments in an aggregate amount outstanding not to exceed $10 million.

        "Permitted Liens" means

    (1)
    Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

    (2)
    statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

    (3)
    Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

    (4)
    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (5)
    attachment or judgment Liens not giving rise to a Default or an Event of Default,

    (6)
    easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (7)
    zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (8)
    Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

    (9)
    Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

    (10)
    Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

    (11)
    Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

    (12)
    Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

    (13)
    leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

    (14)
    purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

    (15)
    any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

    (16)
    any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

    (17)
    any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (18)
    Liens for homeowner and property owner association developments and assessments,

    (19)
    Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

    (20)
    Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

    (21)
    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

    (22)
    Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition,

    (23)
    Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

    (24)
    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

        "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

        "Purchase Money Indebtedness" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

        "Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

        "Rating Agency" means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's, or both, as the case may be.

        "Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

        "Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

    (1)
    the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

    (2)
    the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,

    (3)
    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

    (4)
    such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

        "Restricted Payment" means any of the following:

    (1)
    the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

    (2)
    the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

    (3)
    any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

        "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Service, a division of McGraw Hill, Inc., a New York corporation or any successor to its debt rating business.

        "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02w(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

        "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

        "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving as trustee under the Indenture in respect of the Notes.

        "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Issue Date, our title insurance and home mortgage subsidiaries and certain joint ventures, as well as certain homebuilding subsidiaries which are not material to the operators of the Company and its consolidated subsidiaries, are designated as Unrestricted Subsidiaries under the Indenture.

        Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the "Limitations on Restricted Payments" covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

        The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the "Limitations on Indebtedness" covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitations on Indebtedness" covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

Concerning the Trustee

        The Trustee is also trustee with respect to the Issuer's 8% Senior Notes due 2012, 7 3/4% Senior Subordinated Notes due 2013, 8 7/8% Senior Subordinated Notes due 2012, 10 1/2% Senior Notes due 2007 and 9 1/8% Senior Notes due 2009. The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest during the continuance of any Default, it must, so long as such Default has not been cured or duly waived, eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to direct the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless that holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to Hovnanian at 10 Highway 35, Red Bank, NJ 07701, Attention: Corporate Controller.

Book Entry Issuance

        The Notes will be represented by one or more Global Notes that will be deposited with and registered in the name of DTC or its nominee. We will not issue certificated Notes to you, except in the limited circumstance described below. Each Global Note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated Note, a Global Note may not be transferred. DTC, its nominees and their successors may, however, transfer a Global Note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the Trustee.

        Beneficial interests in a Global Note will be shown on, and transfers of beneficial interests in the Global Note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        When you purchase Notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the Notes on DTC's records. When you actually purchase the Notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the Notes. DTC's records will show only the identity of the direct participants and the principal amount of the Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The Trustee will wire payments on the Notes to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of each Global Note for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a Global Note to you or any other beneficial owners in that Note.

        It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of Notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the Trustee or our company.

Certificated Notes

        Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

  •
  DTC is unwilling or unable to continue as a depository or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

  •
  We decide to discontinue the book-entry system.

then, upon surrender by the Global Note holder of its Global Note, certificated Notes will be issued to each person that the Global Note holder and the Depositary identify as being the beneficial owner of the related Notes.

        Neither we nor the Trustee will be liable for any delay by the Global Note holder or the Depositary in identifying the beneficial owners of the Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or the Depositary for all purposes.

        If a Global Note is exchanged for certificated Notes, the Trustee will keep the registration books for the Notes at its corporate office and follow customary practices and procedures regarding those certificated Notes. No service charge will be made for any transfer or exchange of any Note but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. PERSONS

        The following is a summary of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Notes as of the date hereof. Except where noted, this summary deals only with Notes that are held as capital assets by a non-U.S. Holder who acquired our Notes upon original issuance at their initial offering price.

        As used herein, a "U.S. Holder" of a Note means a beneficial owner that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if it (X) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control any substantial decisions of the trust or (Y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a holder (other than a partnership) that is not a U.S. Holder.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company"). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds our Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Notes, you should consult your tax advisors.

        If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any state, local, foreign and other taxing jurisdiction.

U.S. Federal Withholding Tax

        The 30% U.S. federal withholding tax will not apply to any payment of interest on a Note, under the "portfolio interest rule," provided that:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us actually (or constructively) through stock ownership;

  •
  you are not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations.

        Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a Note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—U.S. Federal Income Tax").

        The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a Note.

U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided certain certification and disclosure requirements discussed above in "—U.S. Federal Withholding Tax" are complied with) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

        Any gain realized on the disposition of a Note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the conduct of a trade or business in the United States by you, or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on Notes beneficially owned by you at the time of your death, provided that any payment to you on the Notes would be eligible for exemption from the 30% federal withholding tax under the "portfolio interest rule" described above under "—U.S. Federal Withholding Tax" without regard to the statement requirement described in the last bullet point and, at the time of the individual's death, payments made with respect to the Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, and you have provided the statement described above in the last bullet point under "—U.S. Federal Withholding Tax."

        You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the payor of the proceeds receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated October 20, 2003, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston LLC is acting as representative, the following respective principal amounts of the Notes:

Underwriters	Principal Amount
Credit Suisse First Boston LLC	$107,500,000
UBS Securities LLC	53,750,000
Banc of America Securities LLC	16,125,000
PNC Capital Markets, Inc.	16,125,000
Banc One Capital Markets, Inc.	10,750,000
Comerica Securities, Inc.	10,750,000

Total	$215,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

        The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price.

        We estimate that our out of pocket expenses for this offering will be approximately $300,000.

        The Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

        We have agreed that, for a period beginning on the date of this prospectus supplement and continuing to and including the date 10 days following the closing date, we will not, without the prior written consent of Credit Suisse First Boston LLC, offer, sell, contract to sell or otherwise transfer or dispose of any of debt securities of the Issuer or any guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuer or any guarantor that are substantially similar to the Notes and the guarantees other than (1) the Notes and the guarantees, (2) commercial paper issued in the ordinary course of business or (3) borrowings under our $590 million revolving credit facility or any term bank loan agreements. Credit Suisse First Boston LLC in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

        We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with us, including the provision of certain advisory services and the making of loans to us and our affiliates, for which they have received customary compensation. Affiliates of Banc of America Securities LLC, PNC Capital Markets, Inc., Banc One Capital Markets, Inc. and Comerica Securities, Inc. are lenders under our credit facilities and an affiliate of PNC Capital Markets, Inc. is the administrative agent under our revolving credit agreement.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the Notes (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of Notes are made. Any resale of the Notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

        By purchasing Notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the Notes, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the Notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Certain legal matters related to the Notes being offered hereby are being passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell, New York, New York. Simpson Thacher & Bartlett LLP will rely, as to matters of California and New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel of the Company.

PROSPECTUS

$377,000,000

Hovnanian Enterprises, Inc.

Preferred Stock
Class A Common Stock
Warrants to Purchase Preferred Stock
Warrants to Purchase Class A Common Stock
Debt Securities
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units

K. Hovnanian Enterprises, Inc.

Guaranteed Debt Securities
Guaranteed Warrants to Purchase Debt Securities

Selling Shareholders

7,643,312 Shares
Hovnanian Enterprises, Inc.
Class A Common Stock

        We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  our Preferred Stock

  •
  our Class A Common Stock

  •
  our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be our senior debt securities, senior subordinated debt securities or subordinated debt securities,

  •
  warrants to purchase our Preferred Stock, our Class A Common Stock or our debt securities,

  •
  our Stock Purchase Contracts; and

  •
  our Stock Purchase Units,

  •
  or any combination of the these securities.

        Our wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  its unsecured senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by us, and

  •
  warrants to purchase K. Hovnanian debt securities, which will be fully and unconditionally guaranteed by us,

or any combination of these securities.

        Our debt securities or warrants or the debt securities or warrants issued by K. Hovnanian Enterprises may be guaranteed by substantially all of our wholly-owned subsidiaries.

        Certain of our shareholders may offer and sell from time to time an aggregate of 7,643,312 shares of Class A Common Stock.

        The Preferred Stock, Class A Common Stock, other than any sold by any selling shareholders, and debt securities and warrants of Hovnanian or K. Hovnanian may be offered at an aggregate initial offering price not to exceed $377,000,000 at prices and on terms to be determined at or prior to the time of sale.

        We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus. The securities may be sold directly by us, K. Hovnanian or selling shareholders to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents of Hovnanian, K. Hovnanian or selling shareholders or any underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable commissions or discounts will be described in a supplement to this prospectus.

        This investment involves risk. See "Risk Factors" beginning on page 5.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have those organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 17, 2003

Forward-Looking Statements	3
Available Information	3
Incorporation of Certain Documents By Reference	4
The Company	5
Risk Factors	5
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	11
Use of Proceeds	11
Selling Shareholders	11
Description of Debt Securities	13
Description of Capital Stock	27
Description of Stock Purchase Contracts and Stock Purchase Units	29
Description of Warrants	29
Plan of Distribution	30
Legal Matters	31
Experts	31

        In this document, "we", "us" or "our" refers to both Hovnanian and K. Hovnanian.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in Hovnanian's Form 10-K for the year ended October 31, 2002. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement filed with the SEC. The Securities and Exchange Commission allows us to "incorporate by reference" selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        Hovnanian has filed the following documents with the Securities and Exchange Commission and these documents are incorporated herein by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2002, Registration File No. 001-08551;

  •
  Quarterly Reports on Form 10-Q for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003, Registration File Nos. 001-08551; and

  •
  The description of the Company's Class A Common Stock, which is contained in the Registration Statement on Form 8-A filed on November 24, 1992, Registration File No. 001-08551.

        All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

THE COMPANY

        We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (New Jersey, southern New York state, and eastern Pennsylvania), North Carolina, South Carolina, Metro D.C. (northern Maryland and Virginia), California, Arizona, Texas, Ohio, Michigan and West Virginia. We also sell homes for construction on lots owned by the purchasers in Ohio and western Pennsylvania. During the year ended October 31, 2002, we liquidated substantially all of our operations in the Mid-South. We market our homes to first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of homestyles in the United States at base prices ranging from $42,000 to $933,000 with an average sales price in fiscal 2002 of $279,000. As of April 30, 2003, we are offering homes for sale in 244 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 134,000 homes, including 9,514 homes in fiscal 2002. In addition, we provide financial services (mortgage loans and title insurance) to our homebuilding customers.

        Over the past few years, our strategies have included several initiatives to fundamentally transform our traditional practices used to design, build and sell homes and focus on "building better." We believe that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve our business and give us a clear advantage over our competitors. Our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiate ourselves from most of our competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes."

        Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August, 1983. K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian and reincorporated in California in October, 2002. K. Hovnanian functions as a financing company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries. K. Hovnanian has essentially no independent operations and generates no operating revenues. Both Hovnanian's executive offices and K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and their telephone number is (732) 747-7800.

RISK FACTORS

        In addition to the other matters described in this prospectus, you should carefully consider the following risk factors.

Leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations and may adversely affect our financial condition.

        We have a significant amount of debt. As of July 31, 2003, our debt, including the debt of the guarantors, was $834.4 million. In addition, as of July 31, 2003, we had $457.1 million of borrowings available under our $590 million revolving credit facility (net of $132.9 million letters of credit outstanding under the facility), subject to borrowing conditions. For the 12-month period ended July 31, 2003, our debt service payments, which includes interest incurred and mandatory principal payments on our corporate debt under the terms of our indentures (but does not include principal and interest on non-recourse secured debt and debt of our financial subsidiaries), was $63,415,000. An increase of 1.0% in short-term interest rates (one-month LIBOR) would have increased our annual debt service at July 31, 2003 by approximately $1,210,000.

        Our amount of debt could have important consequences to you. For example, it could:

  •
  limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business;

  •
  place us at a competitive disadvantage because we have more debt than some of our competitors; and

  •
  make us more vulnerable in the event of a downturn in our business or in general economic conditions.

        Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates. A higher interest rate on our debt service obligations could result in lower earnings.

        Our business may not generate sufficient cash flow from operations and borrowings may not be available to us under our revolving credit facilities in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all.

        The indentures governing the debt securities offered hereby and our other outstanding debt, our Term Loan and our revolving credit facilities impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants listed in those debt, Term Loan and revolving credit facilities. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

The terms of our indentures allow us to incur additional indebtedness.

        Under the terms of our indebtedness under our existing indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. Additional indebtedness issued under the indentures governing the securities offered hereby can be issued in more than one series, and some series may have characteristics that provide that series with rights that are superior to those of our outstanding debt securities or to those that may be issued under the indentures governing the securities offered hereby. Additionally, the incurrence of additional indebtedness could magnify the risks described above.

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured and could result in cancellation of sales contracts.

        The homebuilding industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions, such as:

  •
  employment levels and job growth;

  •
  availability of financing for home buyers;

  •
  interest rates;

  •
  consumer confidence; and

  •
  housing demand.

        An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

        Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the local homebuilding business.

        The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices.

        Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land on lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

        The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

        Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

Home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets have a large impact on our profitability because we conduct a significant portion of our business in these markets.

        We presently conduct a significant portion of our business in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets. Home prices and sales activities in these markets, including in some of the markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. Furthermore, precarious economic and budget situations at the state government level, such as that presently existing in California, may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and profits may be reduced.

Because almost all of our customers require mortgage financing, increases in interest rates or the availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

        Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution.

        In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Homebuilders are subject to a number of federal, local, state and foreign laws and regulations concerning the development of land, the homebuilding process and protection of the environment, which can cause us to incur delays, costs associated with compliance and prohibit or restrict activity in some regions or areas.

        We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

        We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

        It can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

        We compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor often within larger subdivisions designed, planned and developed by other homebuilders. Our competitors include other local regional and national homebuilders, some of which have greater sales and financial resources.

        The competitive conditions in the homebuilding industry could result in:

  •
  difficulty in acquiring suitable land at acceptable prices;

  •
  increased selling incentives;

  •
  lower sales; or

  •
  delays in construction.

        Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

        Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures for our outstanding debt contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations.

Our future growth may include additional acquisitions that may not be successfully integrated and may not achieve expected benefits.

        Acquisitions have contributed to our growth. We have recently announced several acquisitions or mergers, including the Parkside Homes and Brighton Homes acquisitions in Houston, Texas, which closed in late 2002, the Summit Homes acquisition in Ohio, which closed in April, 2003 and the Great Western Homes acquisition in Phoenix, Arizona, which closed in August 2003. In the future, we may acquire other businesses. As a result of these acquisitions, we may need to integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully manage future acquisitions could harm our operating results.

Utility shortages and outages or rate fluctuations could have an adverse impact on our operations.

        In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout which recently occurred in the northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely impacted if further rate fluctuations and/or power shortages and outages occur in California, the northeast or in our other markets.

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

        Geopolitical events, such as the aftermath of the war with Iraq and the continuing occupation of Iraq, may have a substantial impact on the economy and the housing market. Terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and occupation, terrorism and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, our customers and, in turn, our results of operations and financial condition.

An active trading market may not develop for the securities offered hereby.

        The securities offered hereby, other than the Class A Common Stock, will be a new issue of securities and when offered, there may not be an active public trading market for them. We do not intend to apply for listing of the securities offered hereby on a security exchange, however, the Class A Common Stock is already traded on the New York Stock Exchange. The liquidity of the trading market in the securities offered hereby, and the market prices quoted for these securities, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, when issued, an active trading market may not develop for the securities offered hereby, other than the Class A Common Stock, you might not be able to sell your securities, other than the Class A Common Stock, or, even if you can sell your securities, you might not be able to sell them at an acceptable price.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

        The debt securities of Hovnainan offered hereby may be guaranteed by, and the debt securities of K. Hovnanian offered hereby may be further guaranteed by, the subsidiaries of Hovnanian. Although you may be direct creditors of any guarantors by virtue of any guarantee, existing or future creditors of any guarantor could avoid or subordinate that guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

  •
  the guarantee was incurred with fraudulent intent; or

  •
  the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

  •
  was insolvent at the time of the guarantee;

  •
  was rendered insolvent by reason of the guarantee;

  •
  was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

        The measurers of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the above if:

  •
  the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of that company's property at a fair valuation, or

  •
  if the present fair saleable value of the company's asssets is less than the amount that will be required to pay the probablye liability on its existing debts as they become absolute and matured.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, minority interest, extraordinary items and cumulative effect of accounting changes, plus fixed charges less interest capitalized. Fixed charges consist of all interest incurred plus the amortization of debt issuance costs and bond discount. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends.

        The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for Hovnanian for each of the periods indicated.

		Year Ended October 31,
	Nine Months Ended July 31, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	6.1	4.7	3.1	2.1	2.9	2.5
Ratio of earnings to combined fixed charges and preferred stock dividends	6.1	4.7	3.1	2.1	2.9	2.5

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the "offered securities", will be used for general corporate purposes, which may include working capital needs, the refinancing of existing indebtedness, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. Hovnanian will not receive any net proceeds from the sale of any shares of Class A Common Stock offered by the Selling Shareholders.

SELLING SHAREHOLDERS

        Some or all of the shares of Class A Common Stock of Hovnanian being offered pursuant to this prospectus may be offered by selling shareholders. Identification of any selling shareholders will be made in the applicable prospectus supplement. The potential selling shareholders include Kevork S. Hovnanian, Chairman of the Board and Director of Hovnanian and, until July 1997, Chief Executive Officer of Hovnanian, Ara K. Hovnanian, President and Director of Hovnanian and, since July 1997, Chief Executive Officer of Hovnanian, Geaton A. DeCesaris, Jr., until January 2001, Chairman of the Board of Directors, President and Chief Executive Officer of Washington Homes, Inc., a corporation that merged with and into a wholly owned subsidiary of Hovnanian in January 2001, and, since January 2001, Director of Hovnanian and Chief Operating Officer and President of Homebuilding Operations of K. Hovnanian, Geaton A. DeCesaris, Sr., until January 2001, Director and Chairman Emeritus of the Board of Directors of Washington Homes, and Anthony Hugo DeCesaris, until January 2001, Vice President and Maryland Division President for Washington Homes and, since January 2001, Vice President and Maryland Division President of Hovnanian.

        The following table sets forth (1) as of August 22, 2003, the Class A Common Stock and Class B Common Stock of Hovnanian beneficially owned by each potential selling shareholder and (2) the number of shares of Class A Common Stock to be offered by each potential selling shareholder and the amount and percentage of Class A Common Stock and Class B Common Stock to be owned after completion of the offering by such potential selling shareholder.

	Class A Common Stock		Class B Common Stock		Class A Common Stock				Class B Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Number of Shares to be Offered		Number of Shares Owned After Offering	Percent of Class After Offering	Number of Shares Owned After Offering of Class A Common Stock	Percent of Class After Offering of Class A Common Stock
Kevork S. Hovnanian(4)(6)	5,016,325	22.2%	5,843,837	78.7%	5,335,423	(11)	0	0%	5,524,739	78.4%
Ara K. Hovnanian(5)	1,402,530	6.2%	1,121,596	15.1%	1,463,311	(12)	0	0%	1,060,815	15.1%
Geaton A. DeCesaris, Jr.(7)(8)(9)	729,711	3.2%	—	—	729,711		0	0%	—	—
Geaton A. DeCesaris, Sr.(10)	30,000	0.1%	—	—	30,000		0	0%	—	—
A. Hugo DeCesaris(7)	84,867	0.4%	—	—	84,867		0	0%	—	—
Total	7,263,433	32.2%	6,965,433	93.8%	7,643,312		0	0%	6,585,554	93.5%
(1)
Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all Class A Common Stock shown as beneficially owned by them.

(2)
The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (4) through (10) below.

(3)
Based upon the number of shares outstanding plus options for such shareholder.

(4)
Includes 167,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power.

(5)
Includes 35,217 shares of Class A Common Stock and 89,667 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power.

(6)
Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the Shares of Class B Common Stock held by the Limited Partnership. Also includes 129,562 shares of Class A Common Stock and 264,562 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 18,250 shares of Class A Common Stock and 55,450 shares of Class B Common Stock held in trust for Mr. Hovnanian's grandchildren, over which Sirwart Hovnanian, as trustee, has sole power to dispose of and vote and includes 20,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding three sentences.

(7)
Includes shares held jointly with their respective spouses, in part as follows: Geaton A. DeCesaris, Jr. and Josephine A. DeCesaris 719,641; A. Hugo DeCesaris and Julie P. DeCesaris 84,867.

(8)
Includes 51,435 shares of Class A Common Stock held by The DeCesaris Foundation Inc. (the "Foundation"), beneficial ownership of which is disclaimed by Geaton A. DeCesaris, Jr. Geaton A. DeCesaris, Jr.'s wife, Josephine A. DeCesaris, is President of the Foundation and his children make up the board of directors.

(9)
Includes 12,870 shares held by The Geaton and Josephine DeCesaris Family Trust, 10,729 shares held by Five Queens, Inc., a subchapter S corporation owned by Geaton A. DeCesaris, Jr.'s children and of which he is the President and 7,081 shares held as custodian for Geaton A. DeCesaris, Jr.'s minor children.

(10)
Includes 30,000 shares held by The DeCesaris Family GRAT trust.

(11)
Assumes conversion of 319,098 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

(12)
Assumes conversion of 60,781 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

DESCRIPTION OF DEBT SECURITIES

        The K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of K. Hovnanian, will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

  •
  in the case of K. Hovnanian Senior Debt Securities, under a Senior Indenture, the "K. Hovnanian Senior Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "K. Hovnanian Senior Subordinated Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "K. Hovnanian Subordinated Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement.

The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures".

        The Hovnanian debt securities may be issued either separately, or together with, upon conversion of or in exchange for other securities. The Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of Hovnanian, may be guaranteed by subsidiaries of Hovnanian and will be issued:

  •
  in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the "Hovnanian Senior Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement;

  •
  in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "Hovnanian Senior Subordinated Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "Hovnanian Subordinated Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement.

        The Hovnanian Senior Debt Indenture, The Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this document individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures". The K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes collectively referred to individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures". The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to individually as a "Senior Subordinated Debt Indenture" and collectively as the "Senior Subordinated Debt Indentures". The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures". The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to individually as an "Indenture" and collectively as the "Indentures".

        None of the Indentures limits the amount of debt securities that may be issued thereunder, and the Indentures provide that the debt securities may be issued from time to time in one or more series. The Indentures permit the appointment of a different trustee for each series of debt securities. The Indentures are filed as exhibits to the registration statement, of which this prospectus is a part. The following summaries of selected provisions of the Indentures and the debt securities do not purport to be complete, and, while Hovnanian and K. Hovnanian believe the descriptions of the material provisions of the Indentures and debt securities contained in this prospectus are accurate summaries of those material provisions, these summaries are subject to the detailed provisions of the applicable Indenture to which we refer for a full description of those provisions, including the definition of some terms. Section references in parentheses below are to sections in each Indenture unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. The Indentures are substantially identical, except for provisions relating to Hovnanian's guarantee and to subordination. For purposes of the summaries set forth below, "issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. Obligors refers to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and K. Hovnanian and Hovnanian, as guarantor, the "guarantor", in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

        General.    Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See "Condition for Release of K. Hovnanian." Except as described in the applicable prospectus supplement, none of the Indentures limits the payment of dividends by or the acquisition of stock of Hovnanian or K. Hovnanian. Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

        We refer to the prospectus supplement for the following terms of and information relating to the debt securities being offered, the "Offered Debt Securities", to the extent these terms are applicable to Offered Debt Securities:

  •
  the title of the Offered Debt Securities;

  •
  classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by the Subsidiary Guarantors of Hovnanian as described under "Description of Guarantees" below;

  •
  the date or dates on which the Offered Debt Securities will mature;

  •
  the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

  •
  the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

  •
  the date or dates on which the interest, if any, will be payable;

  •
  the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

  •
  the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

  •
  the terms for conversion or exchange, if any, of the Offered Debt Securities;

  •
  any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

  •
  if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

  •
  any applicable United States federal income tax consequences;

  •
  the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

  •
  the trustee with respect to the series of Offered Debt Securities; and

  •
  any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $1,000 and any integral multiple thereof, see Section 2.7. No service charge will be made for any transfer or exchange of any debt securities but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith, see Section 2.8.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to some debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

        In determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

        Description of Guarantees.    Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Debt securities of Hovnanian may be guaranteed by, and debt securities of K. Hovnanian may be further guaranteed by, the subsidiaries of Hovnanian, the "subsidiary guarantees", that also guaranty Hovnanian's revolving credit agreement at the time of issuance of the debt securities, the "subsidiary guarantors". Under the terms of Hovnanian's revised revolving credit agreement, dated June 19, 2003, the subsidiary guarantors consist of all of Hovnanian's subsidiaries other than certain subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, Hovnanian's mortgage lending and title subsidiaries and certain joint ventures with third-party partners in which Hovnanian's aggregate consolidated investment as of July 31, 2003 was less than $30,000,000. If debt securities are guaranteed by subsidiary guarantors, that guarantee will be set forth in a supplemental indenture.

        Payments with respect to the guarantee of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the guarantor to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities.

        Global Securities.    The debt securities of a series may be issued in whole or in part in the form of one or more global securities, the "global securities", that will be deposited with or on behalf of a depositary, "the depositary", identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

  •
  may not be transferred except as a whole; and

  •
  may only be transferred

  •
  by the depositary for the global security to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or any nominee to a successor depositary or nominee of the successor depositary, see Section 2.8.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

        Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $1,000 and integral multiples thereof.

        Events of Default.    Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

  •
  default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

  •
  default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

  •
  default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

  •
  default in the performance of any other covenant of any of the Obligors' applicable to debt securities of that series, continued for 90 days after written notice to the Obligors by the trustee or to the Obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied; and

  •
  specified events of bankruptcy, insolvency or reorganization of the issuer, see Section 5.1.

        If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to the Obligors, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. The declaration described in the preceding sentence may be rescinded by notice in writing to the Obligors and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived, see Section 5.1.

        Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless

  •
  the holder previously gave the trustee written notice of default and of the continuance thereof;

  •
  the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

  •
  the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding;

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder, see Section 5.4.

        The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability, see Section 5.7.

        The Obligors are required to furnish annually to the trustee a certificate as to compliance by the Obligors with all conditions and covenants under each Indenture, see Section 4.3.

        Discharge and Defeasance. Unless otherwise specified in the applicable prospectus supplement, the Obligors can discharge or defease their respective obligations with respect to any series of debt securities as described below, see Article Ten.

        The Obligors may discharge all of their obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or scheduled for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

        Unless otherwise provided in the applicable prospectus supplement, the Obligors may also elect at any time to defease and be discharged from all of their obligations, except those described below, to holders of any series of debt securities issued under each Indenture, "defeasance", or be released from all of their obligations with respect to specified covenants applicable to any series of debt securities issued under each Indenture, "covenant defeasance", if, among other things:

  •
  the Obligors irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due and those funds have been so deposited for 91 days;

  •
  the deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which any of the Obligors is a party or by which it is bound; and

  •
  the Obligors deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the United States federal income tax treatment of the holders' principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law, see Section 10.1.

        Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

  •
  rights of registration of transfer and exchange of debt securities of the applicable series;

  •
  rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

  •
  rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any; and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

  •
  rights, obligations, duties and immunities of the trustee;

  •
  rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

  •
  obligations of the Obligors to maintain an office or agency in respect of debt securities of the series, see Section 10.1.

        The Obligors may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If the Obligors exercise the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If the Obligors exercise the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

        Modification of the Indenture.    Each Indenture provides that the Obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

  •
  evidence the assumption by a successor entity of the obligations of any of the Obligors under that Indenture,

  •
  add covenants or new events of default for the protection of the holders of the debt securities,

  •
  cure any ambiguity or defect or correct any inconsistency in the Indenture;

  •
  establish the form and terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  in the case of Senior Debt Securities, secure those debt securities;

  •
  designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

  •
  modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture;

  •
  provide for the issuance of debt securities of any series in coupon form and exchangeability of those debt securities for fully registered debt securities;

  •
  modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act; and

  •
  modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect, see Section 8.1.

        Each Indenture also contains provisions permitting the Obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities of that series; provided that the Obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest, if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or, in the case of K. Hovnanian Indentures, make any change adverse to the interests of the holders in the terms and conditions of the guarantee; or

  •
  reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, see Section 8.2.

        Consolidation, Merger, Sale or Conveyance.    Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or the guarantor may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, provided that:

  •
  the successor corporation assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the Indentures and the debt securities,

  •
  immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

  •
  certain other conditions are met, see Section 9.1.

        Condition for Release of K. Hovnanian.    Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian debt securities, without the consent of the holders of the K. Hovnanian debt securities of any series, if Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under those K. Hovnanian Debt Securities. In the event of the release, a taxable sale or exchange of a debt security for a new debt security will be deemed to occur. As a result, a holder of a debt security may recognize gain or loss on the sale or exchange and may be required to include in income different amounts during the remaining term of the debt security than would have been included absent the release.

        Certain Definitions.    Except as otherwise provided in a prospectus supplement, the definitions listed below are applicable to the discussions of the Indentures, see Article One.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets included on the most recent consolidated balance sheet of Hovnanian and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

        "Indebtedness," with respect to any person, means, without duplication:

  •
  the principal of, premium, if any, and interest, if any, on indebtedness for money borrowed of that person, indebtedness of that person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by that person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether the indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred;

  •
  obligations of that person for the reimbursement of any Obligor on any letter of credit, banker's acceptance or similar credit transaction;

  •
  the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by that person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets;

  •
  lease obligations of that person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or other generally accepted accounting principles as may be from time to time in effect;

  •
  any indebtedness of that person representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any balance that constitutes an accrued expense or trade payable and any guaranty, endorsement or other contingent obligation of that person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by, that person;

  •
  obligations of that person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in the above bullet points.

        "Restricted Subsidiary" means any Subsidiary of Hovnanian other than an Unrestricted Subsidiary, and any Subsidiary of Hovnanian that was an Unrestricted Subsidiary but which, subsequent to the date of the Indentures, is designated by the board of directors of Hovnanian to be a Restricted Subsidiary; provided, however, that Hovnanian may not designate any Subsidiary to be a Restricted Subsidiary if Hovnanian would thereby breach any covenant or agreement contained in the Indentures, on the assumptions that any Outstanding Indebtedness of the Subsidiary was incurred at the time of the designation.

        "Subsidiary" of any specified Person means any corporation of which that Person, or that Person and one or more Subsidiaries of that Person, or any one or more Subsidiaries of that Person, directly or indirectly own voting securities entitling any one or more of that Person and its Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

        "Unrestricted Subsidiary" means:

  •
  any Subsidiary of Hovnanian acquired or organized after the date of the Indentures, provided, however, that this Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; and

  •
  any Subsidiary of Hovnanian substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause the above bullet point, unless and until that Subsidiary is designated to be a Restricted Subsidiary.

Provisions Applicable Solely to Senior Debt Securities

        General.    Senior Debt Securities will be issued under a Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the issuer of such Senior Debt Securities.

At July 31, 2003, Hovnanian had an aggregate of $300,000,000 of Indebtedness outstanding, which would be subordinated to Senior Debt Securities.

        Limitations on Liens.    The Senior Debt Indentures provide that, so long as any Senior Debt Securities are outstanding, Hovnanian will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by Hovnanian or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby outstanding Senior Debt Securities will be equally and ratably secured.

        Under the terms of the Senior Debt Indentures, the limitation described above does not apply to:

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by Hovnanian or any Restricted Subsidiary or within one year after that time to secure all or a portion of the purchase price for the property or assets;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by Hovnanian or any Restricted Subsidiary, whether or not the obligations secured thereby are assumed by Hovnanian or any Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date of the Senior Debt Indenture, provided that

  1)
  the instrument creating the mortgage, pledge, security interest, lien or encumbrance was in effect prior to the time the corporation or other entity becomes a Restricted Subsidiary, and

  2)
  the mortgage, pledge, security interest, lien or encumbrance will only apply to properties or assets owned by the corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than Hovnanian or another Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance in favor of Hovnanian or any wholly-owned Subsidiary of Hovnanian;

  •
  any mortgage, pledge, security interest, lien or encumbrance created or assumed by Hovnanian or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of the security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by Hovnanian or a Subsidiary;

  •
  any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the bullet points above on substantially the same property or assets theretofore subject thereto;

  •
  any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the foregoing provisions, does not at the time of the incurrence of the Indebtedness so secured exceed 20% of Consolidated Net Tangible Assets;

  •
  deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts,

    leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business;

  •
  mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations that are not overdue for a period longer than 30 days or that are being contested in good faith by appropriate proceedings;

  •
  liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves will have been established in accordance with generally accepted accounting principles;

  •
  non-recourse mortgages on Income Producing Properties securing Indebtedness;

  •
  liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to that Subsidiary;

  •
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business; or

  •
  liens in connection with capital leases or sale leaseback transactions not securing any other indebtedness.

For the purpose of this "Limitation on Liens" provision, "security interest" will include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease and any lease of property or assets not acquired from Hovnanian or any Restricted Subsidiary in contemplation of that lease will be treated as though the lessee had purchased the property or assets from the lessor, see Section 3.6 of the Senior Debt Indentures.

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

        Subordination.    The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the Obligor. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the Obligor that is neither Senior Indebtedness of the Obligor nor Senior Subordinated Indebtedness and only Indebtedness of the Obligor that is Senior Indebtedness of the Obligor will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

        "Senior Indebtedness" of the Obligor is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the Obligor outstanding at any time, other than the Indebtedness evidenced by the debt securities of any series, except:

  •
  any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to the debt securities or is pari passu or subordinate by its terms in right of payment to the debt securities;

  •
  renewals, extensions and modifications of any such Indebtedness;

  •
  any Indebtedness of the Obligor to a wholly-owned Subsidiary of the Obligor;

  •
  interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the Obligor in a proceeding under federal or state bankruptcy laws; and

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  trade payables.

        "Senior Subordinated Indebtedness" is defined in the Hovnanian Senior Subordinated Debt Indenture as the Hovnanian Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian that ranks pari passu with the Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian will be subordinate to Senior Subordinated Indebtedness of Hovnanian unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian.

        "Senior Subordinated Indebtedness" is defined in the K. Hovnanian Senior Subordinated Debt Indenture as the K. Hovnanian Senior Subordinated Debt Securities, the guarantee and any other Indebtedness of K. Hovnanian or the guarantor that ranks pari passu with the K. Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of K. Hovnanian or the guarantor that is subordinate or junior by its terms in right of payment to any other Indebtedness of K. Hovnanian or the guarantor will be subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness will rank pari passu with other Senior Subordinated Indebtedness and is not subordinated by its terms to any Indebtedness of K. Hovnanian or the guarantor, which is not Senior Indebtedness of K. Hovnanian or Senior Indebtedness of the gurantor.

        "Subordinated Indebtedness" of the Obligors means the Senior Subordinated Debt Securities, the guarantees, any other Senior Subordinated Indebtedness of that Obligor and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness of that Obligor.

        If:

  •
  the Obligor should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of the Obligor when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise or

  •
  any other default with respect to Senior Indebtedness of the Obligor occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to the Obligor by the holders of the Senior Indebtedness or any trustee therefor, unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof, see Sections 13.1 and 13.4 of the Senior Subordinated Debt Indentures and Sections 13.1 and 13.4 of the Subordinated Debt Indentures.

        If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of the Obligor, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a "Senior Nonmonetary Default", then, upon the receipt by the Obligor and the trustee of written notice thereof, a "payment notice", from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by the Obligor in accordance with the following provisions of this paragraph, the Obligor may not make any payment or take any other action that would be prohibited by the bullet points directly above during the period, the "payment blockage period" commencing on the date of receipt of the payment notice and ending on the earlier of

  •
  the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged or

  •
  the 179th day after the date of receipt of the payment notice.

        Notwithstanding the provisions described in the immediately preceding bullet points, the Obligor may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period.

        If

  •
  without the consent of the Obligor a receiver, conservator, liquidator or trustee of the Obligor or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, the Obligor is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against the Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

  •
  the Obligor:

  •
  commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

  •
  consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

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  fails generally to, or cannot, pay its debts generally as they become due;

  •
  takes any corporate action to authorize or effect any of the foregoing; or

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  any Subsidiary of the Obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of the Obligor, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the Obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

        Any payment or distribution, whether in cash, securities or other property, other than securities of the Obligor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the Obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Obligor, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the Obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Obligor the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

        If any payment or distribution of any character, whether in cash, securities or other property, other than securities of the Obligor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Obligor then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Obligor then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of the Obligor remaining unpaid to the extent necessary to pay all the Senior Indebtedness of the Obligor in full, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

        By reason of the subordination, in the event of the insolvency of the Obligor, holders of Senior Indebtedness of the Obligor may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of the Obligor. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

        Information concerning the trustee for a series of debt securities will be set forth in the prospectus supplement relating to that series of debt securities. Any of the trustees under the Indentures may make loans to Hovnanian or K. Hovnanian in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of Hovnanian is 100,100,000 shares consisting of 87,000,000 shares of Class A Common Stock, par value $.01 per share, 13,000,000 shares of Class B Common Stock, par value $.01 per share, the "Class B Common Stock", and 100,000 shares of Preferred Stock, par value $.01 per share, the "Preferred Stock", in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. The following summary description of certain provisions of Hovnanian's Restated Certificate of Incorporation, the "Certificate of Incorporation", and By-laws does not purport to be complete and is qualified in its entirety by reference to those provisions.

Common Stock

        As of August 22, 2003, 22,582,636 shares of Class A Common Stock and 7,426,101 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

        Dividends.    Dividends on the Class A Common Stock will be paid if, when and as determined by the board of directors of Hovnanian out of funds legally available for this purpose. Some debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. Under the terms of Hovnanian's revised credit facility, dated June 19, 2003, approximately $151,341,000 of retained earnings would have been free of restrictions on the payment of cash dividends at July 31, 2003. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. Hovnanian has never paid dividends nor does it currently intend to pay dividends.

        Voting Rights.    Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are entitled to ten votes per share.

        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

        Preemptive and Other Rights.    The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock that Hovnanian may designate and issue in the future.

Preferred Stock

        The Certificate of Incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. No shares of Preferred Stock have been issued and Hovnanian has no present plans to issue any shares of Preferred Stock. The Preferred Stock, however, could be used by Hovnanian's board of directors without further action by Hovnanian's stockholders as an anti-takeover device.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Hovnanian may issue Stock Purchase Contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders a specified number of shares of Class A Common Stock or Preferred Stock at a future date or dates. The price per share of Class A Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

        The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either

  •
  debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Class A Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original Stock Purchase Contract.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

DESCRIPTION OF WARRANTS

        Hovnanian may issue warrants, including warrants to purchase Class A Common Stock or Preferred Stock and warrants to purchase Hovnanian debt securities. K. Hovnanian may issue warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian and K. Hovnanian under the warrants may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a "warrant agreement" to be entered into between Hovnanian and/or K. Hovnanian and a warrant agent, the "warrant agent". The warrant agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the price at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain United States Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

        Hovnanian, K. Hovnanian and the selling shareholders may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts.

        Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        The Preferred Stock, debt securities and warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

        Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the selling shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the prospectus supplement, Hovnanian, K. Hovnanian or the selling shareholders will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely, as to matters of California and New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice-President and General Counsel for Hovnanian and K. Hovnanian. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in the Hovnanian Annual Report (Form 10-K) for the year ended October 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT
INDUSTRY AND MARKET DATA
ALTERNATIVE SETTLEMENT CYCLE
PROSPECTUS SUPPLEMENT SUMMARY
The Company
The Offering
USE OF PROCEEDS
CAPITALIZATION
RISK FACTORS
Risks Related to the Notes
DESCRIPTION OF NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. PERSONS
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS

FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
RISK FACTORS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
SELLING SHAREHOLDERS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS